FORTEM RESOURCES INC. ANNOUNCES UPDATE TO

MANAGEMENT CEASE TRADE ORDER

Vancouver, BC, July 12, 2019 – Fortem Resources Inc. (TSXV:FTM, OTCQB:FTMR) (the “Company”) is providing this default status report in accordance with National Policy 12-203 – Management Cease Trade Orders (“NP 12-203”). The Company was delayed in filing its annual report on Form 10-K, audited annual financial statements, related management’s discussion and analysis and accompanying officer certifications for the financial year ended February 28, 2019 (collectively, the “Annual Filings”) which were due to be filed on June 28, 2019 pursuant to National Instrument 51-102, Continuous Disclosure Obligations and National Instrument and 71-102 – Continuous Disclosure and Other Exemptions Relating to Foreign Issuers.

The delay in completing the Annual Filings occurred when information came to the attention of the Company causing it to perform an additional review of certain transactions that occurred in the Company’s fiscal year ended February 28, 2018 (the “2018 Year End Review”). Until completion of the 2018 Year End Review, the Company’s previous auditor, Dale Matheson Carr-Hilton LaBonte LLP, Chartered Financial Accountants (“DMCL”), who audited the Company’s financial statements for the year ended February 28, 2018, was unable to provide an updated auditor’s report (the “Auditor’s Report”), which the Company is required to include in its Annual Filings, which are being audited by the Company’s current auditor, Davidson & Company LLP (“Davidson”).

As a result of the delay in filing the Annual Filings, and following an application by the Company, the Alberta Securities Commission granted a management cease trade order (the “MCTO”) on July 4, 2019 against the Company’s Chief Executive Officer and Chief Financial Officer, rather than a general cease trade order against the Company. The MCTO restricts all trading in securities of the Company, whether direct or indirect, by the Chief Executive Officer and Chief Financial Officer of the Company until such time as the Annual Filings have been filed by the Company and the MCTO has been revoked. The MCTO does not generally affect the ability of shareholders who are not insiders of the Company to trade their securities.

As a result of the 2018 Year End Review, on July 11, 2019 the Company determined that the following financial statements of the Company (the “Past Financial Statements”) should not be relied upon:

●	Unaudited financial statements included in the quarterly report on Form 10-Q/A for the quarterly period ended May 31, 2017, filed on January 29, 2018 on SEDAR and on January 30, 2018 on EDGAR;

●	Unaudited financial statements included in the quarterly report on Form 10-Q/A for the quarterly period ended August 31, 2017, filed on January 29, 2018 on SEDAR and on January 30, 2018 on EDGAR;

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●	Unaudited financial statements included in the quarterly report on Form 10-Q for the quarterly period ended November 30, 2017, filed on January 29, 2018 on SEDAR and on January 31, 2018 on EDGAR;

●	Audited financial statements included in the annual report on Form 10-K for the year ended February 28, 2018, filed on June 28, 2018 on EDGAR and SEDAR;

●	Audited financial statements included in the annual report on Form 10-K/A for the year ended February 28, 2018, filed on July 11, 2018 on EDGAR and on July 12, 2018 on SEDAR;

●	Unaudited financial statements included in the quarterly report on Form 10-Q for the quarterly period ended May 31, 2018, filed on July 16, 2018 on EDGAR and SEDAR;

●	Unaudited financial statements included in the quarterly report on Form 10-Q for the quarterly period ended August 31, 2018, filed on October 10, 2018 on EDGAR and SEDAR; and

●	Unaudited financial statements included in the quarterly report on Form 10-Q for the quarterly period ended November 30, 2018, filed on January 9, 2019 on EDGAR and SEDAR.

Following consultation with its financial advisors and former independent registered public accounting firm, DMCL, the Company has determined that it incorrectly reported that four companies, including Colony Energy, LLC, Black Dragon Energy, LLC, Rolling Rock Resources, LLC and City of Gold, LLC, which were acquired by the Company between March 1 and May 31, 2017, were not “variable interest entities”, when they should have been reported as such.

In addition, certain shares issued for consulting fees and oil and gas property acquisitions were valued at private placement price instead of the quoted market value.

As a result of the revisions to the Company’s accounting treatment as discussed above, the Company anticipates filing the amended quarterly reports on Form 10-Q and amended annual report on Form 10-K for the periods affected by August 9, 2019. In addition, the Company expects it will complete the filing of its Annual Filings by August 9, 2019.

Although the audit committee and the board of directors of the Company did not discuss the matters relating the Past Financial Statements disclosed in this news release with DMCL, the Company’s Chief Operating Officer has discussed these matters with DMCL.

The Company intends to satisfy the provisions of the alternative information guidelines set out in NP 12-203 by issuing bi-weekly default status reports in the form of further news releases, which will be filed on SEDAR, until the Annual Filings have been filed.

The Company confirms that as of the date of this news release that there is no insolvency proceeding against it and there is no other material information concerning the affairs of the Company that has not been generally disclosed. The Company would file, to the extent applicable, its next default status report on July 26, 2019.

About Fortem Resources

Fortem Resources Inc. is a Nevada oil and gas corporation, which holds properties in Alberta and Utah. The Company is engaged in the exploration, development and production of crude oil and natural gas in the Western Canadian Sedimentary Basin and Utah in the United States. The Company is seeking North American and International expansion through an acquisition strategy.

For further information about Fortem, please visit the company website at www.fortemresources.com or email info@fortemresources.com.

On behalf of Fortem Resources Inc.

Michael Caetano, Chief Operations Officer

403.241.8912

Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

Forward Looking Statements

This news release includes certain “forward-looking statements” under applicable Canadian securities legislation. Forward-looking statements include, but are not limited to, statements with respect to the ability of the Company to file the Annual Filings and the anticipated filing date thereof. Forward-looking statements are necessarily based upon a number of estimates and assumptions that, while considered reasonable, are subject to known and unknown risks, uncertainties, and other factors which may cause the actual results and future events to differ materially from those expressed or implied by such forward-looking statements. Such factors include, but are not limited to the Company completing and filing the amended quarterly reports on Form 10-Q and amended annual report on Form 10-K, as well as the amended quarterly financial statements and amended audited annual financial statements, for the periods affected by the 2018 Year End Review by August 9, 2019. Such factors also include, but are not limited to the Company completing the filing of its Annual Filings by August 9, 2019. Although the Company believes that the expectations and assumptions on which such forward looking information is based are reasonable, undue reliance should not be placed on the forward looking information because the Company can give no assurance that they will prove to be correct. Forward looking statements contained in this press release are made as of the date of this press release. The Company disclaims any intent or obligation to update publically any forward looking information, whether as a result of new information, future events or results or otherwise, other than as required by applicable securities laws. Readers should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in the reports and other documents the Company files with the SEC, available at www.sec.gov, and on the SEDAR, available at www.sedar.com.